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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF R. G. BARRY CORPORATION

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
                                                                          State or Other
                                                                         Jurisdiction of
                                                                         Incorporation or
                         Name                                              Organization
                         ----                                              ------------
R. G. Barry International, Inc.                                               Ohio
R.G.B., Inc.                                                                  Ohio
R. G. Barry Holdings, Inc.                                                    Ohio
R. G. Barry (France) Holdings, Inc.                                           Ohio
The Dearfoams Company                                                         Ohio
ThermaStor Technologies, Ltd. (1)                                             Ohio
R. G. Barry (Texas), LP  (2)                                                  Texas
RGB Technology, Inc. (formerly known as Vesture Corporation)             North Carolina
Barry de Mexico, S.A. de C.V.                                                 Mexico
Barry de Acuna, S.A. de C.V.                                                  Mexico
Barry de Zacatecas, S.A. de C.V.                                              Mexico
Procesadora de Nuevo Laredo, S.A. de C.V.                                     Mexico
Barry Comfort de Mexico, S.A. de C.V.                                         Mexico
Barry Distribution Center de Mexico, S.A. de C.V.                             Mexico
Escapade, S.A.  (3)                                                           France
Fargeot et Compagnie, S.A.  (4)                                               France
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         (1)      Each of R. G. Barry Corporation and RGB Technology, Inc. owns a 50% interest as a member.

         (2) R.G.B., Inc. holds 99% interest as limited partner and R. G. Barry Corporation holds 1% interest as general partner.

         (3)      R. G. Barry Corporation holds 80% of outstanding stock.

         (4)      Wholly-owned subsidiary of Escapade, S.A.